                                                                    EXHIBIT 10.5


                             DATE 31ST OCTOBER 2005


                          FRAMLINGTON HOLDINGS LIMITED

                                       AND

                                    CCF S.A.

                                       AND

                              COMERICA INCORPORATED

                                       AND

                          AXA INVESTMENT MANAGERS S.A.


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                           SECOND AMENDMENT AGREEMENT
         IN RELATION TO AN IMPLEMENTATION AGREEMENT DATED 28TH JULY 2005
                        (AS AMENDED ON 7 SEPTEMBER 2005)
  ----------------------------------------------------------------------------




                                SLAUGHTER AND MAY
                                 ONE BUNHILL ROW
                                     LONDON
                                    EC1Y 8YY
                                   (JCXP/SHB)
                                   CE052360014

THIS AMENDMENT AGREEMENT is made as a deed on 31st OCTOBER 2005 BETWEEN

1. FRAMLINGTON HOLDINGS LIMITED, a company incorporated in England and Wales (registered number 02314914), whose registered office is at 155 Bishopsgate, London EC2M 3XJ;

2. CCF S.A., a French societe anonyme incorporated under number 775 670 284, whose registered office is at 103, avenue des Champs-Elysees, 75008, Paris, France;

3. COMERICA INCORPORATED, a company incorporated in the State of Delaware, United States of America, whose principal place of business is at 500 Woodward Avenue, Detroit, Michigan, 48226 United States of America; and

4. AXA INVESTMENT MANAGERS S.A., a French societe anonyme incorporated under number B 393 051 826, whose registered office is at Coeur La Defense, 100 Esplanade du Generale de Gaulle, 92932 Paris La Defense Cedex, France.

WHEREAS:

(A) On 28th July 2005 the parties entered into an Implementation Agreement (the "IMPLEMENTATION AGREEMENT") which was amended by an amendment agreement dated 7 September 2005 executed by all of the parties hereto.

(B) The parties now wish to amend the Implementation Agreement on the terms set out in this Amendment Agreement.

NOW THIS DEED WITNESSETH as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1 Terms defined in the Implementation Agreement have the same meanings in this Amendment Agreement.

1.2     Save as otherwise contemplated, the provisions of clauses 1.2 (c), (e),
        (f) and (g) and 1.3 of the Implementation Agreement shall apply to this Amendment Agreement as if each reference to "[T/t]his Agreement" in those clauses were a reference to "this Amendment Agreement".


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                                       2


2.      AMENDMENTS TO THE IMPLEMENTATION AGREEMENT

2.1 A new clause 10.6 shall be included in the Implementation Agreement in the following terms: "The provisions of Schedule 10 shall apply in accordance with their terms."

2.2 The provisions of Schedule 10 shall be amended as set out in the Schedule to this Amendment Agreement.

2.3 The definition of "Completion Accounts" shall be amended by the addition of the following words after "as at" - "the close of business on".

2.4 Paragraph 3.1(a) and paragraph 3.1(e) of Schedule 6 to the Implementation Agreement shall be amended by the addition of the following words at the end of each such paragraph: "AND PROVIDED FURTHER THAT such voluntary act, omission or transaction is not required or permitted by the terms of this Agreement".

2.5 The following words in clause 3.1(f) of Schedule 6 to the Implementation Agreement shall be deleted "in accordance with the terms of this Agreement or".

2.6 The following new paragraph 10 shall be added to Part C of Schedule 7 of the Implementation Agreement: "The Completion Accounts shall exclude (1) any payments made by the Buyer on the Completion Date to any Group Company or to the LTIP Trust and (2) any payments made on the Completion Date by the Seller to any Group Company".

2.7 Each of the amendments to the Implementation Agreement set out in this clause 2 shall take effect from the time at which the Implementation Agreement was executed by all parties thereto (being the parties to this Amendment Agreement) on 28th July 2005.

3.      IMPLEMENTATION AGREEMENT

        The Implementation Agreement (as amended pursuant to this Amendment Agreement) shall remain in full force and effect.

4.       MISCELLANEOUS MATTERS

         The provisions of clauses 20, 23, 26 to 28 (inclusive) and 29.2 of the Implementation Agreement shall apply to this Amendment Agreement as if each reference to "[T/t]his Agreement" in those clauses were a reference to "this Amendment Agreement".


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                                       3


5.       GOVERNING LAW AND JURISDICTION

         This Amendment Agreement is governed by, and shall be construed in accordance with, the laws of England and Wales.


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                                       4


                         SCHEDULE TO AMENDMENT AGREEMENT
                                   SCHEDULE 10
                              THE AFRICAN EXIT PLAN
                                    PART A -

1.1     SALE TO EMP

        (A) On 1 September 2005, the Company entered into certain documentation (which, as amended from time to time, shall be referred to as the "TRANSACTION DOCUMENTATION") pursuant to which it agreed, subject to certain conditions, to (amongst other things) (a) procure the novation of the management agreements between FIML and each of the African Funds; (b) sell the Sale Shares (as defined below) and the entire issued share capital of FAMCA, and (c) sell its interest in West Africa Growth Fund, in each case to EMP Fund Management II LP ("EMP"). The transactions contemplated by the Transaction Documentation shall together be referred to as the "Transaction".

        (B) The parties acknowledge and agree that, notwithstanding any other provision of this Agreement, any Losses suffered or incurred by any member of the Buyer's Group or any Group Company arising under, or in connection with, the Transaction Documentation shall, subject to the provisions of Schedule 6 which are applicable to claims made under clause 10.2(e), be recoverable from the Seller pursuant to clause 10.2(e) PROVIDED THAT such Losses shall not be recoverable to the extent that they result from an act or omission after Completion by any Group Company which constitutes a breach of such Transaction Documentation (other than any term or provision of the Transaction Documentation which no reasonable seller would have agreed to). For the avoidance of doubt, Losses suffered or incurred by any member of the Buyer's Group or any Group Company under or in connection with any warranty, indemnity or other similar covenant (including any tax covenant) contained in the Transaction Documentation shall not, for the purposes of this paragraph, be considered to result from a breach by any Group Company of the Transaction Documentation.

        (C) Subject to the provisions of paragraph (D) immediately below, the Buyer confirms that the Company will not make any material amendment to the Transaction Documentation from time to time without the prior consent of the Seller (such consent not to be unreasonably withheld or delayed). The Buyer shall give the Seller prior written notice of any proposed amendments to the Transaction Documentation. The Buyer shall procure that the Company takes



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                                       5


                reasonable steps to comply with the Transaction Documentation (save for any term or provision of the Transaction Documentation which no reasonable seller would have agreed to and without prejudice to the Buyer's right to agree amendments to the Transaction Documentation with the consent of the Seller (such consent not to be unreasonably withheld or delayed)) and that the Company negotiates with EMP in good faith to complete the Transaction.

        (D) For the purposes of this Schedule, the indemnity in the form reviewed by the Seller prior to Completion given or to be given by the Company to EMP in connection with any actual or potential dispute, claim or litigation involving Mr Ela (referred to as the "ELA INDEMNITY") will not be considered an amendment to the Transaction Documentation. The Seller undertakes to the Buyer that the terms of the Ela Indemnity have been agreed in principle with EMP prior to Completion. The Seller also undertakes to the Buyer that any Losses suffered or incurred by the Buyer or any Group Company in connection with the Ela Indemnity will, if given by the Company and subject to the provisions of Schedule 6 applicable to a claim under clause 10.2(e), be recoverable from the Seller pursuant to clause 10.2(e). The Buyer shall not prevent the Company from giving the Ela Indemnity (or an indemnity in substantially the same form) if the Company reasonably considers that the giving of the Ela Indemnity is lawful and necessary or desirable to ensure completion of the Transaction.

        (E) The parties acknowledge their common desire for the Company to complete the Transaction as soon as reasonably practicable after Completion. The Seller agrees that it shall be responsible for any and all the professional fees and expenses, and other out-of-pocket costs and expenses, reasonably incurred by the Buyer and any Group Company in connection with the Transaction PROVIDED THAT the Seller shall not be responsible for any such costs, fees and expenses if, and only to the extent, that such costs, fees and expenses are specifically provided for in the Completion Accounts.

        (F) It is agreed that, notwithstanding any other provision of this Schedule, the rights and obligations arising under or in connection with the provisions of paragraphs 1.2 to 2.2 (inclusive) of this Schedule shall have no effect unless and until the earlier to occur of (a) the termination of the Transaction Documentation (subject, for the avoidance of doubt, to completion of the Transaction not having occurred at that time) and (b) 31st December 2005 (or such later date as the parties may agree) provided that, on that date, completion of the Transaction Documentation has not occurred (either event being referred to in this Schedule as a "FAILURE EVENT").


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                                       6


1.2     NOTICE TO TERMINATE

        The Buyer will, as soon as reasonably practicable after the occurrence of a Failure Event (and in any event within 20 Business Days thereof) procure that FIML gives notice to terminate the management agreements with each of the African Funds. The Buyer will, after it has given notice to terminate such management agreements, take reasonable steps to ensure that subject to the completion of any required legal or regulatory formalities which the Buyer shall use its reasonable endeavours to complete, the Company resigns as sponsor or co-sponsor of each of the African Funds.

1.3     SERVICES AGREEMENT

        The Buyer may, at any time after the occurrence of a Failure Event, procure that FIML, Framlington Asset Management Central Africa S.A. ("FAMCA") and Framlington Asset Management West Africa SA ("FAMWA") submit a draft of a Services Agreement to the Buyer and the Seller for their approval (such approval, in each case, not to be unreasonably withheld or delayed). In the event that such approvals are given by the Buyer and the Seller, the Buyer may, at its sole option, procure that FIML and the African Companies enter into the Services Agreement at any time thereafter.


1.4     PUT OPTION

1.4.1 In consideration of the mutual covenants contained in this Schedule 10, the Seller irrevocably undertakes to acquire, from the Company, the shares which the Company owns in FAMWA (referred to as the "SALE Shares") and the whole of the issued share capital of FAMCA ("PUT OPTION") at the Buyer's first request pursuant to paragraph 1.4.2 for Pound Sterling1 PROVIDED THAT such request is given at any time during the period from the occurrence of a Failure Event until the first anniversary of the occurrence of that Failure Event. 1.4.2 The Put Option may be exercised by the Buyer serving written notice on the Seller and such notice shall state the date (which shall be not more than 20 Business Days nor less than 10 Business Days after the date upon which such notice is received by the Seller) and place in the United Kingdom where completion of the sale and purchase of the Sale Shares, and the completion of the sale of the entire issued share capital of FAMCA, shall take place. Subject only to clause 1.4.3, the parties shall be obliged to take all steps within their power to effect completion of such sales on the date nominated by the Buyer pursuant to this clause 1.4.2.

1.4.3 The Seller will not be obliged to complete the purchase of the Sale Shares until such time as:


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                                       7


        (a) it is able lawfully to acquire the Sale Shares without the Company having to offer any of such Sale Shares to any other person, whether pursuant to the constitutional documents of FAMWA or any other agreements between the shareholders;

        (b) the Services Agreement in the form approved by the Buyer and the Seller (such approval not to be unreasonably withheld or delayed) has been entered into by FIML, FAMWA and FAMCA; and

        (c) any consents or approvals to the sale of the Sale Shares and the shares held by the Seller in FAMCA which are required from any applicable Regulatory Authority have been obtained on terms that will not have a material adverse effect on the ability of either the Seller, FAMWA or FAMCA to carry on FAMWA's or as appropriate FAMCA's business in substantially the same manner as FAMCA's or FAMWA's business was carried out prior to completion of the Put Option.

        The Seller shall, with effect from service of the relevant notice pursuant to clause 1.4.2, use all reasonable endeavours to promptly obtain the regulatory consents or approvals necessary or desirable in respect of any sale of the Sale Shares to it, and the shares held by the Company in FAMCA to it, pursuant in each case to the Put Option. The Buyer shall procure that the Company will provide any information and documents reasonably required and requested by the Seller for the purposes of making any submissions, filings or notifications in connection with such regulatory consents.

1.4.4 In consideration of the mutual covenants contained in this Schedule 10, the Seller irrevocably undertakes (subject to the completion of any required legal or regulatory formalities which the Seller shall use reasonable endeavours to complete) to acquire from the Company, at the Buyer's first request pursuant to this paragraph, the Company's interest in the African Funds PROVIDED THAT such request is given at any time during the period from the occurrence of a Failure Event until the first anniversary of the occurrence that Failure Event. This option shall be referred to as the "AFRICAN FUNDS OPTION". The Seller will acquire any such interest pursuant to the African Funds Option for Pound Sterling204,000. The African Funds Option may be exercised by the Buyer serving written notice on the Seller and such notice shall state the date (which shall not be more than 20 Business days nor less than 10 Business Days after the date upon which such notice is received by the Seller) and place in the United Kingdom where completion of the sale and purchase of the relevant interest(s) shall take place. The parties shall be obliged to effect completion of the sale and purchase of the Company's interest in the African Funds on the date nominated by the Buyer pursuant to this paragraph. On such


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                                       8


        completion, the Seller shall pay to the Buyer the consideration in immediately available funds.


2.      EXIT ARRANGEMENTS

        Liquidation or Winding-up of the African Companies

2.1 As soon as practicable after FIML has ceased to be the manager of the African Funds the Buyer shall (provided that an Exit Event has not occurred at such time), take (or procure that there are taken) all such reasonable steps and actions as are necessary to be taken to cause the Winding-up of both of the African Companies.

2.2 The Buyer shall procure that, following completion of the liquidation of either African Company, an amount equal to the aggregate amount returned to any shareholder of each African Company that is a member of the Buyer's Group upon each Winding-up net of any taxation payable by any member of the Buyer's Group in respect of such receipt shall be paid to the Seller (or as the Seller may direct) within 5 Business Days of payment to the relevant shareholder.

        Payment for successful completion

2.3     In the event that either:

                (a) the Winding-up of the African Companies is completed and any payment pursuant to paragraph 2.2 has been made within 14 months of the occurrence of a Failure Event; or

                (b) the shares owned by the Company in the African Companies have been sold to, and both of the management agreements with the African Funds have been novated to, one or more third parties (being a person other than a Connected Person) within 12 months of the occurrence of a Failure Event, then within five Business Days of receipt of notice from the Buyer requesting the same, the Seller shall pay to the Buyer the sum of Pound Sterling204,000 PROVIDED THAT upon such payment being made following the receipt of that notice, the indemnity in Clause 10.2(e) shall cease to apply other than in respect of Losses arising under or in connection with any contract entered into for the purpose of such sale or novation to which the Seller has consented PROVIDED FURTHER THAT the Buyer may not despatch such notice more than 20 Business Days after the completion of such third party sale.


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                                       9


        Professional fees and expenses

2.4 The Seller shall be responsible for any and all the professional fees and expenses, and other out-of-pocket expenses, reasonably incurred by the Buyer and any Group Company in connection with carrying out the terms and provisions of this Schedule.

3.      CONDUCT OF THE BUSINESS UNTIL EXIT

3.1 The Buyer shall procure that, for so long as FIML remains the investment manager of the African Funds (or either of them) and subject to the terms of the Transaction Documentation, FIML shall perform its duties and obligations and shall exercise its rights, powers and authorities in accordance with the terms of the relevant investment management agreement(s).

3.2 The Buyer shall procure that until the earlier of (a) completion of the Transaction and (b) the termination of management agreements with respect to the African Funds:

                (a) the Seller shall be entitled from time to time and at its sole expense to require the replacement of any Key African Employee with such other persons as it may nominate and on such terms as it may reasonably require, provided that such person is of reasonable repute PROVIDED THAT the Seller shall only be entitled to exercise such right with the consent of the Buyer, which the Buyer may, in its absolute discretion, give or not give before the occurrence of a Failure Event but which it shall not unreasonably withhold or delay after a Failure Event; and

                (b) FIML and the African Companies are given reasonable access during normal UK business hours to the Group's administrative employees, including (without limitation) Andrew Dysch, Eleanor Cramner and Josie Tubbs (and anyone who from time to time may replace such employees) and shall receive reasonable administrative and other support from Group Companies (other than the African Companies); and

                (c) it provides, to the extent it is able to do so, to the Seller such financial and other information relating to the African Companies and the African Funds as the Seller may from time to time reasonably request.

3.3 Save with the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed) the Buyer shall procure that until the earlier to occur of (a)


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                                       10


        completion of the Transaction Documentation and (b) the earlier to occur of termination of the management agreements with respect to the African Funds and an Exit Event:

                (a) save as contemplated by the Transaction Documentation, the Company does not dispose of its shares in the African Companies; and

                (b) save as contemplated by the Transaction Documentation, each African Company shall operate its businesses or operations in the usual and ordinary course including the provision of services to FIML.

3.4 Until the earlier to occur of (a) completion of the Transaction and (b) the termination of the management agreements in respect of the African Funds, the Seller shall pay to the Buyer within 20 Business Days of the receipt of a Quarterly Statement an amount equal to the following expenses incurred during the Quarter to which the Quarterly Statement relates:

                (a) the remuneration (including any related employer's costs) during the relevant Quarter of Messrs Vallance and Ngon (and anyone who from time to time may replace such employees) (but only for the 12 month period expiring on the anniversary of a Failure Event or such shorter period as the Buyer and the Seller may agree) and the remuneration (including any related employer's cost) of Mr Okoto (and anyone who from time to time may replace such employee) (but only for the 6 month period expiring on the date which is six months after the occurrence of a Failure Event or such shorter period as the Buyer and the Seller may agree);

                (b) any costs reasonably and properly incurred during the relevant Quarter by any member of the Buyer's Group in connection with the termination of the employment of Messrs Vallance, Ngon and Okoto; and

                (c) the actual operating costs of the African Companies, and FIML (to the extent that they relate to the management of the African Funds), properly incurred during the relevant Quarter together with any costs incurred by any member of the Buyer's Group in the carrying out the terms and provisions of this Schedule,

        LESS an amount equal to all fees, including performance fees, and other payments paid to FIML under or in connection with the relevant investment management agreement(s).


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                                       11


        Such amounts shall be paid in sterling (and original currencies shall be converted at the spot rate shown in the Financial Times on the last Business Day of the relevant Quarter).

3.5 The Buyer shall at the same time as it delivers the Quarterly Statement provide to the Seller such supporting data and information as is reasonably necessary for the Seller to calculate the net amount payable in respect of the relevant Quarter.

3.6 All VAT costs borne by the Buyer and/or the African Companies shall be compensated by a payment from the Seller to the Buyer and/or the African Companies of an equivalent amount.

4.      DEFINITIONS

In this Schedule 10 the following definitions shall apply:

"AFRICAN FUNDS" means the Central Africa Growth Fund a collective investment Company currently organised under the laws of the Grand Duchy of Luxembourg as a Societe d'Investissment a Capital Variable and whose registered office is at 13, rue Goethe, L-2014 Luxembourg and the West Africa Growth Fund a collective investment company currently organised under the laws of the Grand Duchy of Luxembourg as a Societe d'Investissment a Capital Variable and whose registered office is at 8, avenue Marie-Therese, L-2132 Luxembourg;

"EXIT EVENT " means either (a) completion of the sale of all the shares of the African Companies owned by any Group Company or (b) completion of the Winding-up of both of the African Companies:

"FIML" means Framlington Investment Management Limited a company registered in England under company number 01858790;

"KEY AFRICAN EMPLOYEES" means Messrs. Vallance, Ngon, Okoto and such other employees who may from time to time replace one or more of those employees;

"QUARTERS" means the periods 1st October to 31st December, 1st January to 31st March, 1st April to 30th June and 1st July to 30th September and "QUARTER" shall be any one of such periods, provided that the first Quarter shall commence on the day following the Completion Date and shall expire on the earliest of the next following 31st December, 31st March, 30th June or 30th September;


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                                       12


"QUARTERLY STATEMENT" means a statement showing the amount of the expenses incurred and income earned in respect of a particular Quarter as more particularly set out in paragraph 2.5 of this Schedule 10;

"SERVICES AGREEMENT" means an agreement between FIML, FAMCA and FAMWA for, inter alia, the provision of services to FIML;

"WINDING-UP" means the winding up, liquidation, dissolution or such other equivalent or similar legal process in the relevant jurisdiction which results in the dissolution of a company without further liability upon its shareholders.


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                                       13



IN WITNESS WHEREOF the parties have executed and delivered this Amendment Agreement as a deed on the date first appearing above.

Executed as a deed by                             )
AXA INVESTMENT MANAGERS S.A.                      )     /s/ Xavier Thomin
acting by a person or persons who, in             )     .......................................
accordance with the laws of the territory in      )
which AXA INVESTMENT MANAGERS S.A. is             )     Authorised signatory(ies))
incorporated, is or are acting under the          )     /s/ Jan Putnis
authority of AXA INVESTMENT MANAGERS S.A.         )     .......................................
                                                  )     Witness Jan Putnis
                                                                Solicitor
                                                                London ECZ
Executed as a deed by                             )
COMERICA INCORPORATED                             )     /s/ Michael Michalak
acting by a person or persons who, in             )     .......................................
accordance with the laws of the territory in      )
which COMERICA INCORPORATED is incorporated, is   )     (Authorised signatory(ies))
or are acting under the authority of COMERICA     )
INCORPORATED                                      )     /s/ Sunil Sharma
                                                  )     .......................................
                                                        Witness Sunil Sharma


Executed as a deed by                             )
CCF S.A.                                          )     /s/ John Botley
acting by a person or persons who, in             )     .......................................
accordance with the laws of the territory in      )
which CCF S.A. is incorporated, is or are         )     (Authorised signatory(ies))
acting under the authority of CCF S.A.            )
                                                  )     /s/ David Whear
                                                  )     .......................................
                                                        Witness David Whear

                                                    /s/ David Burnett
Executed as a deed                               )  ..............................Director
by FRAMLINGTON HOLDINGS LIMITED acting by a      )) /s/ Eleanor Cranmer
director and its secretary/two                      ..............................Secretary/
Directors                                        )                                Director